UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2020
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNTCQ*	*

* On May 26, 2020, the registrant’s Common Stock was suspended from trading on the NYSE. Effective May 27, 2020, trades in the registrant’s Common Stock began being quoted on the OTC Marketplace under the symbol “UNTCQ.” On June 10, 2020, the New York Stock Exchange filed a Form 25 to delist the registrant’s common stock and to remove it from registration under Section 12(b) of the Exchange Act, which delisting automatically became effective on June 20, 2020. The registrant’s Common Stock was cancelled upon its emergence from the Chapter 11 Cases as described herein on September 3, 2020 and the registrant filed a Form 15 to deregister its Common Stock under Section 12(g) of the Exchange Act on September 4, 2020.

Introductory Note

On May 22, 2020, Unit Corporation (Company) and its wholly owned subsidiaries, Unit Petroleum Company (UPC), Unit Drilling Company (UDC), 8200 Unit Drive, L.L.C. (8200 Unit), Unit Drilling Colombia, L.L.C. (Unit Drilling Colombia) and Unit Drilling USA Colombia, L.L.C. (Unit Drilling USA and together with the Company, UPC, UDC, 8200 Unit and Unit Drilling Colombia, the Debtors) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (Bankruptcy Code) with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (Bankruptcy Court). The Debtors’ Chapter 11 cases (Chapter 11 Cases) were jointly administered under the caption In re Unit Corporation, et al., Case No. 20-32740 (DRJ).
In connection with the Chapter 11 Cases, on August 6, 2020, the Bankruptcy Court entered an order, Docket No. 340 (Confirmation Order), confirming the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 320] (as amended, supplemented and modified, the Plan).
On September 3, 2020 (Effective Date), the conditions to effectiveness of the Plan were satisfied and the Debtors emerged from the Chapter 11 Cases. The Company filed a notice of the Effective Date of the Plan with the Bankruptcy Court on September 3, 2020, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 1.01. Entry into a Material Definitive Agreement

Exit Credit Agreement

On the Effective Date, under the terms of the Plan, the Company entered into an amended and restated credit agreement (Exit Credit Agreement), providing for a $140 million senior secured revolving credit facility (RBL Facility) and a $40 million senior secured term loan facility (Term Loan Facility), among (i) the Company, UDC and UPC (together, the Borrowers), (ii) the guarantors party thereto, including the Company and all of its subsidiaries existing as of the Effective Date (other than Superior Pipeline Company, L.L.C. and its subsidiaries), (iii) the lenders party thereto from time to time (Lenders), and (iv) BOKF, NA dba Bank of Oklahoma as administrative agent and collateral agent (in such capacity, the Administrative Agent).
The maturity date of borrowings under the Exit Credit Agreement is March 1, 2024. Revolving Loans and Term Loans (each as defined in the Exit Credit Agreement) under the Exit Credit Agreement may be Eurodollar Loans or ABR Loans (each as defined in the Exit Credit Agreement). Revolving Loans that are Eurodollar Loans will bear interest at a rate per annum equal to the Adjusted LIBO Rate (as defined in the Exit Credit Agreement) for the applicable interest period plus 525 basis points. Revolving Loans that are ABR Loans will bear interest at a rate per annum equal to the Alternate Base Rate (as defined in the Exit Credit Agreement) plus 425 basis points. Term Loans that are Eurodollar Loans will bear interest at a rate per annum equal to the Adjusted LIBO Rate for the applicable interest period plus 625 basis points. Term Loans that are ABR Loans will bear interest at a rate per annum equal to the Alternate Base Rate plus 525 basis points.
The Exit Credit Agreement requires the Company to comply with certain financial ratios, including a covenant that it not permit the Net Leverage Ratio (as defined in the Exit Credit Agreement) as of the last day of the fiscal quarters ending (i) December 31, 2020 and March 31, 2021, to be greater than 4.00 to 1.00, (ii) June 30, 2021, September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022, to be greater than 3.75 to 1.00 and (iii) September 30, 2022 and any fiscal quarter thereafter, to be greater than 3.50 to 1.00. In addition, beginning with the fiscal quarter ending December 31, 2020, the Company may not (a) permit the Current Ratio (as defined in the Exit Credit Agreement) as of the last day of any fiscal quarter to be less than 0.50 to 1.00 or (b) permit the Interest Coverage Ratio (as defined in the Exit Credit Agreement) as of the last day of any fiscal quarter to be less than 2.50 to 1.00.
The Exit Credit Agreement is secured by first-priority liens on substantially all of the personal and real property assets of the Borrowers and the Guarantors, including without limitation the Company’s ownership interests in Superior Pipeline Company, L.L.C. The initial borrowing base under the Exit Credit Agreement is $140 million.
Upon the Effective Date, the Borrowers had (i) $40 million in principal amount of Term Loans outstanding under the Term Loan Facility, (ii) $92 million in principal amount of Revolving Loans outstanding under the RBL Facility and (iii) approximately $6.68 million of outstanding letters of credit.
The above description of the Exit Credit Agreement is not complete and is qualified in its entirety by reference to the Exit Credit Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 1.01. Capitalized terms used and not otherwise defined have the meanings given them in the Exit Credit Agreement.
Warrant Agreement

On the Effective Date, under the Plan, the Company entered into a Warrant Agreement (Warrant Agreement) with American Stock Transfer & Trust Company, LLC (Warrant Agent). Under the Plan, warrants (Warrants, and the holders thereof, Warrant Holders) will be issued to holders of the Company’s common stock, par value $0.20 per share that was outstanding prior to the Effective Date (Old Common Stock), to purchase up to an aggregate of approximately 1.8 million shares of new common stock of the reorganized Company, par value $0.01 per share (New Common Stock).
The exercise price of the Warrants will be determined and the Warrants will become exercisable once all general unsecured claims are resolved. The Company will calculate the initial exercise price per share for the Warrants, which will be set at an amount that implies a recovery by holders of the Subordinated Notes (as defined below) of the $650 million principal amount of the Subordinated Notes plus interest thereon to the May 15, 2021 maturity date of the Subordinated Notes. The Warrants will expire on the earliest of (i) September 3, 2027, (ii) the consummation of a Cash Sale (as defined in the Warrant Agreement) and (iii) the consummation of a liquidation, dissolutions or winding up of the Company (such earliest date, the Expiration Date). Each Warrant that is not exercised on or before the Expiration Date will expire, and all rights under such Warrant and the Warrant Agreement shall cease on the Expiration Date.
No Rights as Stockholders

Under the Warrant Agreement, a Warrant does not entitle the holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.
Adjustments

The number shares of New Common Stock for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment from time to time as described in the Warrant Agreement upon the occurrence of certain events, including subdivision, combination, split or reverse split of shares of New Common Stock.
The foregoing description of the Warrant Agreement is not complete and is qualified in its entirety by reference to the Warrant Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference in this Item 1.01.
Registration Rights Agreement

On September 9, 2020, the Company entered into a registration rights agreement (Registration Rights Agreement) with certain parties who received shares of New Common Stock under the Plan (Holders).
Under the Registration Rights Agreement, Holders have customary demand and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the underwriters.
The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference in this Item 1.01.
Item 1.02. Termination of Material Definitive Agreement

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, including the Old Common Stock, issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.
On September 4, 2020, the Company filed a Form 15 with the SEC to deregister its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act).
DIP Credit Agreement

On the Effective Date, the senior secured superpriority debtor-in-possession credit agreement the Company previously entered into with the lenders party thereto, and BOKF, NA dba Bank of Oklahoma, as administrative agent, was paid in full and terminated.

Senior Notes

On the Effective Date, by operation of the Plan, all outstanding obligations under the Company’s 6.625% senior subordinated notes due 2021 (Subordinated Notes) issued by the Company under that certain Indenture, dated as of May 18, 2011 and as supplemented by the First Supplemental Indenture dated as of May 18, 2011 and Second Supplemental Indenture dated as of January 7, 2013, by and among the Company, as the issuer, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee, were cancelled.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above relating to the Exit Credit Agreement is incorporated herein by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities

Upon the effectiveness of the Plan, all previously issued and outstanding shares of Old Common Stock were cancelled. Under the Plan, the Company will issue shares of New Common Stock to holders of the Subordinated Notes and holders of certain allowed general unsecured claims against the Debtors, and will issue Warrants to holders of the Old Common Stock that did not opt out of the releases under the Plan. In addition, as consideration for entering into the Exit Credit Agreement, the Company issued an aggregate of 600,000 shares of New Common Stock (the Exit Fee Interests) to the lenders under the Exit Credit Agreement, representing 5% of the total outstanding shares of New Common Stock on a fully diluted basis (taking into account shares of New Common Stock to be issued under the Plan and shares issuable upon exercise of the Warrants).
The Exit Fee Interests were issued on the Effective Date. The Company expects to issue shares of New Common Stock, other than the Exit Fee Interests, and the Warrants after the New Common Stock is eligible to be quoted on one of the OTC markets. The Company is seeking to facilitate the trading of the New Common Stock on one of the OTC markets. The Company expects to issue the New Common Stock in the fourth quarter of 2020 once that process is completed.
In addition, under the Plan, all the shares of New Common Stock and the Warrants will be issued in book-entry form through The Depository Trust Company (DTC). No distribution of New Common Stock or Warrants will be made to any person unless that person has a brokerage account and provides the account information to the Company. Holders of shares of the Old Common Stock that did not own such shares in “street name” through a broker dealer and holders of allowed general claims should contact Prime Clerk at (877) 720-6581 (Toll-Free) or (646) 979-4412 (Local) to obtain the forms necessary to receive their distributions. Any distribution not made will be deemed forfeited at the first anniversary of the Effective Date.
The Exit Fee Interests issued to Lenders under the Exit Facility were issued pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder and will be subject to restrictions on resale and may be resold only pursuant to an effective registration statement or under Rule 144 or another available exemption from registration under the federal and state securities laws. The New Common Stock to be issued to all other holders and the Warrants will be issued pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities in exchange for interests in or claims against a debtor under a plan of reorganization).
The information regarding the Warrant Agreement and the Warrants set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 3.03 Material Modification to Rights of Security Holders

The information set forth under the Introductory Note and Items 1.01, 1.02, 3.02, and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.01 Changes in Control of Registrant

As previously disclosed, on the Effective Date, all previously issued and outstanding equity interests in the Company were cancelled. The Company issued shares of New Common Stock to lenders under the Exit Credit Agreement under to the Plan, representing 5% of the total outstanding shares of New Common Stock on a fully diluted basis (taking into account shares of New Common Stock to be issued under the Plan and shares issuable upon exercise of the Warrants), and the Company will issue shares of New Common Stock to holders of the Subordinated Notes and holders of certain general unsecured claims. For further information, see items 1.01, 1.02, 3.02 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure

On the Effective Date, the Company issued a press release announcing its emergence from the Chapter 11 Cases. A copy of the press release has been furnished as Exhibit 99.2 to, and incorporated by reference into, this Current Report.

The information contained in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that section, and is not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K (including the exhibits hereto or any information included herein or therein) is not deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.
Item 8.01 Other Events.

The Company is supplementing the risk factors in its Annual Report on Form 10-K for the year ended December 31, 2019 with the risk factor set forth below:

Holders of the New Common Stock and Warrants could be subject to U.S. federal withholding tax and/or U.S. federal income tax and corresponding tax reporting obligations upon the sale, exchange or other disposition of the New Common Stock and Warrants, which could adversely impact the trading and liquidity of the New Common Stock and Warrants.

The Company believes that it is, and the reorganized Company will remain for the foreseeable future, a “U.S. real property holding corporation” for U.S. federal income tax purposes. As a result, under the Foreign Investment in Real Property Tax Act (FIRPTA), non-U.S. holders may be subject to U.S. federal income tax on gain from the sale, exchange or other disposition of shares of New Common Stock and Warrants, in which case they would also be required to file U.S. federal income tax returns with respect to such gain, and may be subject to a U.S. federal withholding tax with respect to a disposition of shares of New Common Stock and Warrants. In general, whether these FIRPTA provisions apply depends on the amount of New Common Stock or Warrants that such non-U.S. holders hold and whether, at the time they dispose of their New Common Stock or Warrants, the New Common Stock is treated as regularly traded on an established securities market within the meaning of the applicable Treasury Regulations (regularly traded).

If the New Common Stock is regularly traded during a calendar quarter, (A) no withholding requirements would be imposed under FIRPTA on transfers of New Common Stock or Warrants and (B) only a non-U.S. holder who has held, actually or constructively, (i) more than 5% of New Common Stock or (ii) Warrants with a fair market value greater than 5% of the New Common Stock into which it is convertible, in each case at any time during the shorter of (x) the five-year period ending on the date of disposition, and (y) the non-U.S. holder’s holding period for its shares of New Common Stock or Warrants, would be subject to U.S. federal income tax on the sale, exchange or disposition of such shares of New Common Stock or Warrants during such calendar quarter under FIRPTA.

However, if during any calendar quarter the New Common Stock is not regularly traded, any purchaser of New Common Stock or Warrants generally will be required to withhold (and remit to the Internal Revenue Service) 15% of the gross proceeds from the sale of the New Common Stock or Warrants unless provided with a certificate of non-foreign status or an Internal Revenue Service (IRS) withholding certificate from the applicable seller. Because the New Common Stock and Warrants being issued in book entry form through DTC, sellers may be unable to provide the necessary documentation to the purchasers to establish an exemption from withholding. Additionally, the purchasers may be unable to withhold from the purchase price and remit the withheld amount to the IRS if they cannot obtain the identifying information of the sellers. Accordingly, it may be difficult or impossible to complete a transfer in compliance with tax laws in any calendar quarter when the New Common Stock is not regularly traded.

The reorganized Company is taking steps to have the New Common Stock quoted on one of the OTC markets and, if successful, the New Common Stock may be treated as regularly traded during any calendar quarter in which it is regularly quoted one of such OTC markets by brokers or dealers making a market in the New Common Stock. However, no assurances can be given that the reorganized Company will complete such steps required to be regularly quoted on an OTC market or that the brokers or dealers will continue to regularly quote the New Common Stock on such OTC market. If the New Common Stock is not regularly traded, the trading and liquidity of the New Common Stock and Warrants could be adversely impacted as a result of the withholding and other tax obligations under FIRPTA.The reorganized Company expects to complete the process during the fourth quarter of 2020 and will publicly disclose the results once completed.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts and often contain words such as "may," "will," "expect," "believe," "anticipate," "plan," "estimate," "seek," "could," "should," "intend," "potential," or words of similar meaning. Forward-looking statements are based on management's current expectations, beliefs, assumptions and estimates regarding the Company, industry, economic conditions, government regulations and energy policies and other factors. Forward-

looking statements may include, for example, statements regarding the Company's ability to continue to operate successfully following emergence and completing the debt for equity and common stock for warrant exchanges. These statements are subject to significant risks, uncertainties, and assumptions difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding management's expectations of plans, strategies, objectives, growth and anticipated financial and operational performance; financial prospects; anticipated sources and uses of capital and other matters. Forward-looking statements are also subject to the risk factors and cautionary language described occasionally in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in the Company's most recent Annual Report on Form 10-K and any updates thereto in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge occasionally, or those that the Company deems immaterial, could cause the Company's actual results to differ, and it is impossible for the Company to predict them all. The Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Current Report on Form 8-K, whether because of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated as of September 3, 2020, among the Unit Corporation, Unit Drilling Company, Unit Petroleum Company, the lenders party thereto from time to time, the guarantors party thereto and BOKF, NA dba Bank of Oklahoma as administrative agent and collateral agent

10.2	Warrant Agreement, dated as of September 3, 2020, by and between Unit Corporation and American Stock Transfer & Trust Company, LLC

10.3	Registration Rights Agreement, dated as of September 9, 2020, by and between the Company and the holders party thereto

99.1	Notice of Effective Date

99.2	Press Release, dated September 3, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: September 10, 2020	By:	/s/ Mark E. Schell
Mark E. Schell Executive Vice President, Secretary & General Counsel